ADVANTA                                                Advanta
                                                       Mortgage
                                                       P.O. Box 509011
                                                       San Diego, CA 92150-9011
March 27, 1997
                                                       16875 West Bernardo Drive
                                                       San Diego, CA 92127
                                                       (619) 674-1800
Norwest Bank Minnesota, N.A. (338)
Tim Knight
11000 Brokenland Parkway
Columbia, MD 21004-3562



RE: ANNUAL STATEMENT AS TO COMPLIANCE


Pursuant to that certain LOAN SERVICING AGREEMENT ("Agreement") dated as of DECEMBER 1, 1996, Southern Pacific Trust 1996-4. , I, William P. Garland, hereby certify that (I) a review of the activities of the Servicer during the preceding year and the performance under this Agreement has been made under my supervision, and (II) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year.



Sincerely,


/s/ William P. Garland
William P. Garland
Sr. Vice President, Loan Service

WPG/cg


cc:     Mr. James L. Shreero
        Annette Aguirre, Esq.
        Mr. Mark Casale